Black Rock Coffee Bar, Inc. Reports Third Quarter 2025 Results
Total Revenue Growth of 24.2% Year Over Year
Same Store Sales Growth of 10.8% Year Over Year
Opened 11 New Stores in the Third Quarter
SCOTTSDALE, Ariz., November 11, 2025 (GLOBE NEWSWIRE) -- Black Rock Coffee Bar, Inc. (Nasdaq: BRCB) (“Black Rock Coffee Bar” or the “Company”) today announced financial results for the third quarter ended September 30, 2025.
“Black Rock Coffee Bar delivered exceptional third quarter results, with strong revenue performance underpinned by robust same store sales growth of 10.8% and 11 new store openings. Our community-focused operating model is yielding strong results across the markets we operate in today, with our newest cohort exceeding sales expectations and store-level profit goals, while delivering healthy cash-on-cash returns, and outperforming the system on employee retention and guest satisfaction. As we embark on our journey as a newly public company, our strong and consistent execution against our strategic initiatives – driving a people first culture, delivering a differentiated guest experience and executing our disciplined expansion strategy – gives us confidence in our long-term growth trajectory and ability to drive value for our shareholders.”
Third Quarter 2025 Highlights
•Opened 11 new stores in the third quarter of 2025
•Total Revenue of $51.5 million, up 24.2% compared to the prior year period
•Same Store Sales(1) increased 10.8% compared to the prior year period
•Income (Loss) from Operations of ($6.4) million as compared to $3.1 million in the prior year period
•Store-Level Profit(2) of $15.2 million as compared to $11.7 million in the prior year period
•Selling, General, and Administrative (“SG&A”) Expense of $17.2 million, or 33.3% of total revenue, compared to $4.9 million in the prior year period
•Adjusted Selling, General, and Administrative Expense(2) of $6.9 million, or 13.3% of total revenue, compared to $5.4 million in the prior year period
•Net Loss of $16.2 million, as compared to a Net Loss of $0.7 million in the prior year period
•Consolidated Adjusted EBITDA(2) of $6.9 million, as compared to $5.1 million in the prior year period

Initial Public Offering
On September 15, 2025, Black Rock Coffee Bar, Inc. successfully closed its initial public offering ("IPO") of 16,911,764 shares of Class A common stock, inclusive of the underwriter’s option, at a public offering price of $20.00 per share. The net proceeds from the IPO aggregated to approximately $306.5 million, after deducting underwriting discounts and commissions and expenses payable in connection with the offering. Shares of Class A common stock began trading on the Nasdaq under the ticker symbol "BRCB" on September 12, 2025.
Balance Sheet & Liquidity
Cash and Cash Equivalents of $32.6 million and Total Term Debt of $18.9 million.
As of September 30, 2025, the Company had repaid $30 million under its $50 million term loan facility resulting in $20 million of outstanding borrowings at the end of the period. The Company's $25 million revolving credit facility remains undrawn.

Full Year 2025 Outlook
For the full year 2025, we expect:
•30 new store openings
•Total Revenue in the range of $199 to $200 million
•Same Store Sales growth in the high-single digits
•Consolidated Adjusted EBITDA in the range of $26.5 to $27 million(3)
•Capital Expenditures in the range of $30 to $32 million

(1) Same Store Sales growth is defined in the section "Key Performance Measures".
(2) See “Non-GAAP Financial Measures” for a discussion of Store-Level Profit, Store-Level Profit Margin, Adjusted Selling, General, and Administrative Expense, and Adjusted EBITDA and reconciliation of each measure to its most directly comparable GAAP measure.
(3) A reconciliation of adjusted EBITDA outlook to GAAP net income is not available without unreasonable efforts do to the due to the inherent difficulty in forecasting and quantifying with reasonable accuracy significant items required for the reconciliation, including share-based compensation.
Conference Call and Webcast Information
Black Rock Coffee Bar will host a conference call on November 11, 2025, at 5:00 p.m. Eastern Time to discuss third quarter 2025 results. The conference call can be accessed live over the phone by dialing 1-877-704-4453 or for international callers, 1-201-389-0920. A replay will be available two hours after the call and can be accessed by dialing 1-844-512-2921, or for international callers, 1-412-317-6671. The passcode for the live call and the replay is 13756076. The replay will be available until Tuesday, November 25, 2025. A live webcast of the conference call and related presentation materials will also be available in the investor relations section of Black Rock Coffee Bar’s website, ir.br.coffee.
About Black Rock Coffee Bar
Black Rock Coffee Bar is a high-growth operator of guest-centric, drive-thru coffee bars offering premium caffeinated beverages and an elevated in-store experience crafted by our engaging baristas. Black Rock Coffee Bar was founded in 2008 in Beaverton, Oregon. What started as a single 160 square foot coffee bar in 2008 is now one of the fastest growing beverage companies in the United States by revenue and the largest fully company-owned coffee retailer in the country, with more than 170 locations spanning seven states from the Pacific Northwest to Texas.
Forward-Looking Statements
This release contains a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, Black Rock Coffee Bar’s strategy, future financial condition, future operations, projected costs, prospects, plans, objectives of management, success of new product offerings, expected market growth, and full year 2025 outlook, including, new store openings, total revenue growth, same store sales, adjusted SG&A expense, consolidated adjusted EBITDA, and capital expenditures. These statements are based on Black Rock Coffee Bar’s current expectations and beliefs, as well as a number of assumptions concerning future events. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “shall,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “goal,” “objective,” “seeks,” or “continue,” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Black Rock Coffee Bar’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements, including our history of losses and ability to achieve profitability; food safety and quality concerns; evolving consumer preferences and tastes and changes in consumer spending; our ability to compete successfully; our ability to open new stores or establish new markets; new stores may not be profitable or may close; our marketing programs may not be successful; interruption in our supply chain; our reliance on a limited number of suppliers, distributers and manufacturers; the impact of tariffs and potential changes to U.S. trade policy; impacts from inflation; geographic concentration of our stores;

damage to our brand or reputation and negative publicity; failure to offer high-quality guest experience; our ability to maintain our culture; our inability to identify, recruit and retain qualified individuals for our stores; changes in the cost of labor; the ability to protect guests’ and employees’ confidential information; payment obligations under our Tax Receivable Agreement; risks related to our outstanding indebtedness; risks associated with our capital structure; and those other risks described under the heading “Risk Factors” in our final prospectus (our "Prospectus") filed with the Securities and Exchange Commission pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended, dated September 11, 2025 and in our future reports to be filed with the SEC, including our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025. Forward-looking statements contained in this release are made as of this date, and Black Rock Coffee Bar undertakes no duty to update such information except as required under applicable law.
Non-GAAP Financial Measures
This press release contains “non-GAAP financial measures” that are financial measures that either exclude or include amounts that are not excluded or included in the most directly comparable measures calculated and presented in accordance with accounting principles generally accepted in the United States (“GAAP”). Specifically, we make use of the non-GAAP financial measures “Adjusted EBITDA”, "Adjusted EBITDA Margin", “Store-Level Profit”, “Store-Level Profit Margin”, and “Adjusted Selling, General, and Administrative Expense”. We believe these non-GAAP financial measures assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our operating performance. Management supplements GAAP results with non-GAAP financial measures to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone provide. Please refer to the tables in this press release for a reconciliation of non-GAAP measures to the most directly comparable financial measure prepared in accordance with GAAP. The presentation of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to the financial information prepared and presented in accordance with GAAP.
Store-Level Profit and Store-Level Profit Margin
Store-Level Profit represents store revenue in the specific period less beverage, food and packaging, labor and related expenses, occupancy and related expenses, and other store operating expenses, excluding depreciation and amortization and pre-opening costs in the period.
Store-Level Profit Margin represents Store-Level Profit as a percentage of store revenue. We use Store-Level Profit and Store-Level Profit Margin in our evaluation of the performance and profitability of each store.
We use Store-Level Profit and Store-Level Profit Margin to supplement GAAP measures of performance in the evaluation of the effectiveness of our business strategies, to make budgeting decisions, and to compare our performance against that of other peer companies using similar measures.
Adjusted EBITDA and Adjusted EBITDA Margin
Adjusted EBITDA is net loss adjusted to exclude interest expense, net, income tax expense, and depreciation and amortization, further adjusted to exclude certain items that we do not consider indicative of our ongoing operating performance, including transaction costs associated with our IPO, capital restructuring costs, equity-based compensation, certain litigation costs, net, point-of-sale system transition costs and other non-core costs. Adjusted EBITDA Margin represents Adjusted EBITDA as a percentage of Total revenue.
We use Adjusted EBITDA and Adjusted EBITDA Margin to supplement GAAP measures of performance in the evaluation of the effectiveness of our business strategies, to make budgeting decisions, and to compare our performance against that of other peer companies using similar measures.

Adjusted Selling, General, and Administrative Expense
Adjusted Selling, General and Administrative Expense is selling, general, and administrative expense adjusted to exclude transaction costs, capital restructuring costs, equity-based compensation, legal settlement, net, point-of-sale system transition costs and other costs. We use Adjusted Selling, General, and Administrative Expense because it may provide a more meaningful comparison to prior periods and may be indicative of the level of such expenses to be incurred in future periods.

BLACK ROCK COFFEE BAR, INC.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share amounts; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Store revenue	$51,410	$41,399	$146,520	$117,941
Other	58	56	162	164
Total revenue	51,468	41,455	146,682	118,105
Store operating costs and expenses (exclusive of depreciation and amortization presented separately below):
Beverage, food and packaging costs	14,286	11,719	41,641	33,977
Labor and related expenses	10,785	9,220	30,588	25,722
Occupancy and related expenses	4,034	3,229	11,641	9,644
Other store operating expenses	7,079	5,578	19,883	15,398
Total store operating costs and expenses	36,184	29,746	103,753	84,741
Selling, general and administrative expenses	17,158	4,894	31,898	17,457
Depreciation and amortization	3,030	2,533	8,856	7,334
Pre-opening costs	1,503	1,144	3,064	2,428
Total operating expenses	57,875	38,317	147,571	111,960
Income (loss) from operations	(6,407)	3,138	(889)	6,145
Interest expense, net	(2,871)	(3,073)	(9,028)	(8,188)
Other income (expense), net	(6,866)	(716)	(7,950)	(717)
Loss before income taxes	(16,144)	(651)	(17,867)	(2,760)
Income tax expense	31	71	253	197
Net loss	(16,175)	(722)	(18,120)	(2,957)
Less: Net loss attributable to Black Rock OpCo prior to the Transactions	(14,432)	—	(16,377)	—
Less: Net income (loss) attributable to noncontrolling interest	(1,031)	—	(1,031)	20
Net loss attributable to Black Rock Coffee Bar, Inc.	$(712)	$(722)	$(712)	$(2,977)
Net loss per share of Class A common stock: (1)
Basic	$(0.05)	N/A	$(0.05)	N/A
Diluted	$(0.05)	N/A	$(0.05)	N/A
Weighted-average shares of Class A common stock outstanding
Basic	14,808,173	N/A	14,808,173	N/A
Diluted	14,808,173	N/A	14,808,173	N/A

(1) Basic and diluted net loss per share of Class A common stock is applicable only for the period September 12, 2025 through September 30, 2025, which is the period effective with and following the IPO and Transactions (as defined in Note 1 to the Condensed Consolidated Financial Statements, in our Form 10-Q).

BLACK ROCK COFFEE BAR, INC.
Condensed Consolidated Balance Sheets
(in thousands, except share and unit data; unaudited)

	September 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$32,646	$10,227
Receivables, net	4,834	4,304
Inventories	2,786	2,055
Prepaid expenses and deposits	3,807	2,860
Total current assets	44,073	19,446
Property and equipment, net	87,721	69,989
Operating lease right-of-use assets, net	122,700	101,591
Note receivable from related party	—	5,184
Other assets	277	—
Goodwill	9,360	9,360
Deferred income tax asset	52,947	—
Intangible assets, net	6,118	7,342
Total assets	$323,196	$212,912

LIABILITIES, TEMPORARY EQUITY AND SHAREHOLDERS' EQUITY/MEMBERS' DEFICIT
Current liabilities:
Accounts payable	10,660	6,621
Accrued expenses	4,706	3,400
Accrued payroll and benefits	6,281	6,984
Deferred compensation	—	5,778
Gift card and loyalty program liability	1,316	1,186
Current portion of long-term debt	1,250	925
Current portion of operating lease liabilities	7,873	8,410
Total current liabilities	32,086	33,304
Tax receivable agreement liability	40,641	—
Long-term debt, net of current portion	17,615	89,269
Operating lease liabilities, net of current portion	132,496	107,000
Total liabilities	222,838	229,573
Commitments and Contingencies
Temporary equity
Series A ($1.00 par value per unit – 20,000,000 units authorized as of December 31, 2024; 3,804,698 units issued and outstanding as of December 31, 2024)	—	3,429
Series A-1 (2,000,000 units authorized; 1,468,058 units issued and outstanding as of December 31, 2024)	—	206,973
Series A-2 (900,000 units authorized; 893,835 units issued and outstanding as of December 31, 2024; aggregate liquidation preference of $168,785,545 as of December 31, 2024)	—	30,773
Total temporary equity	—	241,175
Shareholders equity/members' deficit
Members’ deficit (4,000,000 Class A Common Units authorized as of December 31, 2024; 2,646,087 units issued and outstanding as of December 31, 2024)	—	(257,836)
Preferred stock, par value $0.00001 per share; 20,000,000 shares authorized, no shares issued or outstanding as of September 30, 2025	—	—
Class A common stock, par value $0.00001 per share; 500,000,000 shares authorized, 17,478,452 shares issued and outstanding as of September 30, 2025	—	—
Class B common stock, par value $0.00001 per share, 200,000,000 shares authorized, 10,377,136 shares issued and outstanding as of September 30, 2025	—	—
Class C common stock, par value $0.00001 per share, 50,000,000 shares authorized, 22,200,219 shares issued and outstanding as of September 30, 2025	—	—
Additional paid-in capital	43,757	—
Accumulated deficit	(712)	—
Total shareholders' equity attributable to Black Rock Coffee Bar, Inc./members' deficit	43,045	(257,836)
Noncontrolling interest	57,313	—
Total shareholders' equity/members' deficit	100,358	(257,836)
Total liabilities, temporary equity and shareholders' equity/members' deficit	$323,196	$212,912

BLACK ROCK COFFEE BAR, INC.
Summary Cash Flow Data
(in thousands; unaudited)

	Nine Months Ended September 30,		Change
	2025	2024	$	%
Net cash (used in) provided by operating activities	$(2,914)	$9,147	$(12,061)	(131.9)%
Net cash used in investing activities	(23,184)	(18,644)	(4,540)	24.4%
Net cash provided by financing activities	48,517	5,160	43,357	840.3%
Net increase (decrease) in cash and cash equivalents	$22,419	$(4,337)	$26,756	(616.9)%

BLACK ROCK COFFEE BAR, INC.
Key Performance Measures
($ in thousands; unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2025	2024	Change	2025	2024	Change
Total Stores (End of Period)	169	144	25	169	144	25
Net New Store Openings	11	7	4	20	19	1
Same Store Sales Growth(1)	10.8%	8.6%	2.2%	10.3%	5.2%	5.1%
Average Unit Volume	$1,260	$1,168	$92	$1,260	$1,168	$92
Store revenue	$51,410	$41,399	$10,011	$146,520	$117,941	$28,579
Income (loss) from operations(3)	$(6,407)	$3,138	$(9,545)	$(889)	$6,145	$(7,034)
Income (loss) from operations margin(3)	(12.4)%	7.6%	(20.0)%	(0.6)%	5.2%	(5.8)%
Store-Level Profit(2)	$15,226	$11,653	$3,573	$42,767	$33,200	$9,567
Store-Level Profit Margin(2)	29.6%	28.1%	1.5%	29.2%	28.1%	1.1%
Net loss(3)	$(16,175)	$(722)	$(15,453)	$(18,120)	$(2,957)	$(15,163)
Net loss margin(3)	(31.4)%	(1.7)%	(29.7)%	(12.4)%	(2.5)%	(9.9)%
Adjusted EBITDA(2)	$6,922	$5,122	$1,800	$20,985	$15,920	$5,065
Adjusted EBITDA Margin(2)	13.4%	12.4%	1.0%	14.3%	13.5%	0.8%

(1)Same Store Sales Growth reflects the change in year-over-year sales for the comparable store base, which we define as stores open for 18 months or longer.
(2)See “Non-GAAP Financial Measures” for a discussion of Store-Level Profit, Store-Level Profit Margin, Adjusted EBITDA and Adjusted EBITDA Margin and reconciliation of each measure to its most directly comparable GAAP measure.
(3)The Company does not consider income (loss) from operations, income (loss) from operations margin, net loss or net loss margin to be key performance measures but has included such metrics in this table to provide the most directly comparable GAAP metric to Store-Level Profit, Store-Level Profit Margin, Adjusted EBITDA and Adjusted EBITDA Margin.

Supplemental Reconciliation of U.S. GAAP Actuals to Non-GAAP Actuals
Following are the reconciliations of the most comparable GAAP financial measures to non-GAAP financial measures. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP, and reconciliations from U.S. GAAP to Non-GAAP measures should be carefully evaluated. Please refer to "Non-GAAP Financial Measures" in this press release for a detailed explanation of the adjustments made to the comparable U.S. GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

	Three Months Ended September 30,
($ in thousands; unaudited)	2025	2024
Net loss	$(16,175)	$(722)
Non-GAAP Adjustments:
Interest expense, net	2,871	3,073
Income tax expense	31	71
Depreciation and amortization	3,030	2,533
Transaction costs(1)	9,056	875
Capital restructuring costs(2)	6,866	714
Equity-based compensation	868	—
Legal settlement, net(3)	273	(1,486)
Other costs(4)	102	64
Adjusted EBITDA	$6,922	$5,122
Net loss margin	(31.4)%	(1.7)%
Adjusted EBITDA Margin	13.4%	12.4%

(1)Includes non-recurring professional service fees and executive compensation related to our IPO.
(2)For the three months ended September 30, 2025, includes the forgiveness of our related party note receivable (refer to Note 14 in the unaudited condensed consolidated financial statements included in our Quarterly Form 10-Q) along with a debt extinguishment charge related to the payoff of our Prior Credit Facility.
(3)For the three months ended September 30, 2025, includes non-recurring legal fees. For the three months ended September 30, 2024, includes legal costs, offset by insurance proceeds, stemming from the Roasters settlement (refer to Note 5 in the audited consolidated financial statements included in our Prospectus), along with other non-recurring legal fees.
(4)Non-recurring professional service and legal costs.

	Nine Months Ended September 30,
($ in thousands; unaudited)	2025	2024
Net loss	$(18,120)	$(2,957)
Non-GAAP Adjustments:
Interest expense, net	9,028	8,188
Income tax expense	253	197
Depreciation and amortization	8,856	7,334
Transaction costs(1)	11,641	2,609
Capital restructuring costs(2)	7,937	1,057
Equity-based compensation	868	—
Legal settlement, net(3)	235	(1,340)
Point-of-sale system transition costs	—	579
Other costs(4)	287	253
Adjusted EBITDA	$20,985	$15,920
Net loss margin	(12.4)%	(2.5)%
Adjusted EBITDA Margin	14.3%	13.5%

(1)Includes non-recurring professional service fees and executive compensation related to our IPO.

(2)For the nine months ended September 30, 2025, includes the forgiveness of our related party note receivable (refer to Note 14 in the unaudited condensed consolidated financial statements included in our Quarterly Form 10-Q), a debt extinguishment charge related to the payoff of our Prior Credit Facility and fees incurred related to the Series A Redemption Agreement.
(3)For the nine months ended September 30, 2025, includes non-recurring legal costs, offset by insurance proceeds. For the nine months ended September 30, 2024, includes legal costs, offset by insurance proceeds, stemming from the Roasters settlement (refer to Note 5 in the audited consolidated financial statements included in our our Prospectus), along with other non-recurring legal fees.
(4)Non-recurring professional service and legal costs.

	Three Months Ended September 30,
($ in thousands; unaudited)	2025	2024
Income (loss) from operations	$(6,407)	$3,138
Other	(58)	(56)
Selling, general and administrative expenses	17,158	4,894
Depreciation and amortization	3,030	2,533
Pre-opening costs	1,503	1,144
Store-Level Profit	$15,226	$11,653
Income (loss) from operations margin	(12.4)%	7.6%
Store-Level Profit Margin	29.6%	28.1%

	Nine Months Ended September 30,
($ in thousands; unaudited)	2025	2024
Income (loss) from operations	$(889)	$6,145
Other	(162)	(164)
Selling, general and administrative expenses	31,898	17,457
Depreciation and amortization	8,856	7,334
Pre-opening costs	3,064	2,428
Store-Level Profit	$42,767	$33,200
Income (loss) from operations margin	(0.6)%	5.2%
Store-Level Profit Margin	29.2%	28.1%

	Three Months Ended September 30,
($ in thousands; unaudited)	2025	2024
Selling, general and administrative expenses	17,158	4,894
Non-GAAP Adjustments:
Transaction costs(1)	(9,056)	(875)
Equity-based compensation	(868)	—
Legal settlement, net(2)	(273)	1,486
Point-of-sale system transition costs	—	—
Other costs(3)	(102)	(64)
Adjusted selling, general, and administrative expenses	$6,859	$5,441

(1)Includes non-recurring professional service fees and executive compensation related to our IPO.
(2)For the three months ended September 30, 2025, includes non-recurring legal fees. For the three months ended September 30, 2024, includes legal costs, offset by insurance proceeds, stemming from the Roasters settlement (refer to Note 5 in the audited consolidated financial statements included in our Prospectus), along with other non-recurring legal fees.
(3)Non-recurring professional service and legal costs.

	Nine Months Ended September 30,
($ in thousands; unaudited)	2025	2024
Selling, general and administrative expenses	31,898	17,457
Non-GAAP Adjustments:
Transaction costs(1)	(11,641)	(2,609)
Capital restructuring costs	—	(343)
Equity-based compensation	(868)	—
Legal settlement, net(2)	(235)	1,340
Point-of-sale system transition costs	—	(579)
Other costs(3)	(287)	(253)
Adjusted selling, general, and administrative expenses	$18,867	$15,013

(1)Includes non-recurring professional service fees and executive compensation related to our IPO.
(2)For the nine months ended September 30, 2025, includes non-recurring legal costs, offset by insurance proceeds. For the nine months ended September 30, 2024, includes legal costs, offset by insurance proceeds, stemming from the Roasters settlement (refer to Note 5 in the audited consolidated financial statements included in our Prospectus), along with other non-recurring legal fees.
(3)Non-recurring professional service and legal costs.

Investor Contact:
Will MacIntosh
investors@br.coffee
(541) 208-1860